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                           SCHEDULE 14A INFORMATION

              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

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[ ]  Preliminary Consent Statement        [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Consent Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Oregon Steel Mills, Inc.
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               (Name of Registrant as Specified In Its Charter)

      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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================================================================================
       Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
================================================================================

           TOP PROXY VOTING FIRMS RECOMMEND A VOTE FOR PROPOSALS TO
                                                   ---
                       RESTORE MANAGEMENT ACCOUNTABILITY
                             AT OREGON STEEL MILLS

 ISS, Proxy Monitor Urge Shareholders to Vote FOR Proposals 1, 2, and 3 on the
          GOLD Consent Card -- Cards Must be Received by February 22

February 7, 1998

Dear Fellow Shareholder:

We recently sent you a GOLD consent card in connection with our consent solicitation seeking your support for three corporate governance proposals to restore shareholder value and management accountability at Oregon Steel Mills,
Inc. (Ticker: OS).   As you know, Oregon Steel shares have dramatically declined in value over the last year, and the company has repeatedly failed to meet analysts' earning estimates. However, rather than adopt our common-sense corporate governance reforms as a sign that management is responsive to shareholders' concerns, the company is now waging an expensive and unnecessary campaign against our proposals. You may have already received the company's revocation statement and white card, which we strongly urge you to discard.

In a rejection of the company's campaign, independent proxy voting firms and institutional investors are supporting our effort to increase management accountability at Oregon Steel, and urging a vote FOR the proposals on the GOLD consent card:

 .    Institutional Shareholder Services (ISS), the top proxy voting service in the United States representing more than 500 institutional investors, is recommending that its clients vote for the proposals. ISS told its clients that the proposals "reflect good governance practices...[and] should serve to promote a dialogue between the company and shareholders regarding the direction of Oregon Steel's governance structure" [Institutional Shareholder Services, Oregon Steel Mills, Inc., February 5, 1998].

 .    Proxy Monitor, a leading provider of proxy research for institutional investors, is urging its clients to vote for the proposals. Proxy Monitor told its clients that the company is "open to legitimate criticism on the score of corporate governance." [Proxy Monitor, Oregon Steel Mills, Inc. January, 1999]

 .    The Crabbe Huson Group, an investment manager with over $5 billion in assets, is co-sponsoring the proposals. Crabbe Huson owns 4.9% of OS shares --or four times as many shares as Oregon Steel's executives and directors combined.

 .    The New York City Employees' Retirement System, with over $100 billion in assets, is voting FOR proposals 1, 2, and 3 on the GOLD consent card.

     Why are these independent proxy voting firms and institutional investors supporting our proposals? Because it is in the best interests of all
                                                ---------------------
shareholders to enact sensible corporate governance reforms that promote
------------
management accountability and shareholder value.


      Committee to Restore Sharesholder Value at Oregon Steel Mills, Inc.
    1429 G Street NW, Suite 245, Washington, DC 20005 Phone: 1-888-235-2465
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      Committee to Restore Shareholder Value at Oregon Steel Mills, Inc.
================================================================================

              QUESTIONS AND ANSWERS FOR OREGON STEEL SHAREHOLDERS

Question: The company says in its materials that your consent solicitation is really about the United Steelworkers of America labor dispute with Oregon Steel Mills. Is that true?

The members of the Committee to Restore Shareholder Value at Oregon Steel Mills own approximately 4.9% of outstanding Oregon Steel shares -- or four times as many shares as Oregon Steel's executives and directors combined. In addition, collectively-bargained funds of AFL-CIO affiliates beneficially own approximately 800,000 shares of Oregon Steel shares. As shareholders of Oregon Steel who have seen a substantial decline in the value of our investment, we
                    ----------------------------------------------------
believe the enactment of our corporate governance reforms offer an important
mechanism to restore shareholder value at the company.   Independent proxy
voting firms, including ISS and Proxy Monitor, agree that these proposals are in the best interests of shareholders.

In an attempt to distract shareholders' attention away from the company's poor performance -- the substantial decline in the value of Oregon Steel shares, the repeated failure of the company to meet analysts' earnings estimates, and the inability of management to meet its own production and operating goals -- we believe the company is mischaracterizing our efforts to enact sensible corporate governance reforms at the company. As the company admits in its own proxy materials, the Steelworkers are "not a member of the Committee" and are not participants in the solicitation.

Question: The company says it may adopt a version of some of the proposals. Why should I still vote for proposals 1, 2, and 3 on the GOLD consent card?

While the company claims that it is "considering" two bylaw amendments that would adopt substantially weaker forms of two of our proposals (confidential voting and shareholder approval of poison pills), the company admits in its materials that it "has not determined whether any alternative or bylaw amendment will be adopted and the Company is under no legal obligation to adopt any bylaw amendment." Moreover, the company admits that a vote against our proposals "may
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influence the Board's decision not to adopt" the company's proposed
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alternatives.  A strong vote by shareholders for our proposals is the most important step you can take to ensure that our company enacts these corporate governance reforms.

More importantly, the company has rejected our proposal to destagger the board of directors and institute annual elections for all directors. We believe annual election of directors is essential to restore management accountability at the company, and is a critical step toward focusing the company on enhancing shareholder value.


 Vote for Proposals 1, 2 and 3 On the Enclosed GOLD Consent Card by FEBRUARY 22


The members of the Committee to Restore Shareholder Value at Oregon Steel Mills,
  Inc. (the "Committee") are The Crabbe Huson Group, Inc, (beneficially owns 1,281,700 shares of common stock of Oregon Steel Mills, Inc. ("Shares") or
 4.97%), the Amalgamated Bank of New York  LongView MidCap 400 Index Fund (730
    Shares or .003%), and the American Federation of Labor and Congress of Industrial Organizations (0 Shares). Each Committee member is a participant in the consent solicitation (the "Solicitation"). Additional participants in the solicitation (whose ownership, if any, is in parentheses) are: William Patterson
  (265 Shares), Damon Silvers, Chris Bohner, Beth Young, Susan Dundon, Chris Wallace, Brandon Rees, Dianne Wood, Dieter Waizenegger, Marc Bayard, Shawn
Wooden, Ed Keyser, and Joshua Mason, all of whom are employees of the  American
         Federation of Labor and Congress of Industrial Organizations.

      Committee to Restore Sharesholder Value at Oregon Steel Mills, Inc. 1429 G Street NW, Suite 245, Washington, DC 20005 Phone: 1-888-235-2465